SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            Enterprise Bancorp, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required

[ ]       Fee  computed on table below per Exchange Act Rules  14a-6(i)(1)  and
          0-11.

          (1)  Title of each class of securities to which  transaction  applies:
               -------------------------------------------------

          (2)  Aggregate  number of  securities  to which  transaction  applies:
               -------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               -------------------------------------------------

          (4)  Proposed     maximum     aggregate    value    of    transaction:
               -------------------------------------------------

          (5)  Total fee paid:
               -------------------------------------------------

[  ]     Fee paid previously with preliminary materials:
                                                         -----------------------

[  ]     Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)      Amount previously paid:
                  -------------------------------------------------

         (2)      Form, Schedule or Registration Statement No:
                  -------------------------------------------------

         (3)      Filing party:
                  -------------------------------------------------

         (4)      Date Filed:
                  -------------------------------------------------

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            TELEPHONE: (978) 459-9000




                                                                  March 27, 2001


Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of stockholders (the "Annual Meeting") of Enterprise Bancorp, Inc. (the "Company"), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 1, 2001, at 4:00 p.m. local time, at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts.

         The Annual Meeting has been called for the following purposes:

         1. To elect five Directors of the Company, each for a three-year term;

         2. To approve the Company's Amended and Restated 1998 Stock Incentive Plan;

         3. To ratify the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The accompanying proxy statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company's 2000 annual report to stockholders, which contains additional information and results for the year ended December 31, 2000, including the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

         Thank you in advance for returning your proxy. We appreciate your continuing support of the Company.

                                                     Sincerely,


                                                  /s/ George L. Duncan
                                                 ------------------------------
                                                     George L. Duncan
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            TELEPHONE: (978) 459-9000
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Tuesday, May 1, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the "Annual Meeting") of Enterprise Bancorp, Inc. (the "Company") will be held at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts at 4:00 p.m. local time on Tuesday, May 1, 2001 for the following purposes:

         1. To elect five Directors of the Company, each to serve for a three-year term (Proposal One);

         2. To approve the Company's Amended and Restated 1998 Stock Incentive Plan (Proposal Two);

         3. To ratify the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (Proposal Three); and

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 9, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                              By Order of the Board of Directors

                                              /s/ Arnold S. Lerner
                                              ------------------------------
                                              Arnold S. Lerner
                                              Clerk
222 Merrimack Street
Lowell, Massachusetts 01852
March 27, 2001

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                                PROXY STATEMENT

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            Telephone: (978) 459-9000

                         ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Tuesday, May 1, 2001


General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the "Company"), the parent holding company of Enterprise Bank and Trust Company (the "Bank"), for the 2001 Annual Meeting of stockholders of the Company (the "Annual Meeting"), to be held on Tuesday, May 1, 2001 at 4:00 p.m. local time, at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 27, 2001.

         The Annual Meeting has been called for the following purposes: (1) to elect five Directors of the Company, each to serve for a three-year term; (2) to approve the Company's Amended and Restated 1998 Stock Incentive Plan, which would increase the number of shares available under the Plan by 170,403 shares;
(3) to ratify the Board of Directors appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Company is a Massachusetts corporation and a registered bank holding company. All of the Company's material business activities are conducted through the Bank.

Record Date

         The Board of Directors has fixed the close of business on March 9, 2001 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 3,409,342 shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date there were approximately 601 holders of record of the Common Stock. The holders of each share of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

         Holders of the Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope which requires no postage if mailed in the United States. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Properly executed proxies with no instructions indicated thereon will be voted (1) FOR the election of Walter L. Armstrong, George L. Duncan, John P. Harrington, Charles P. Sarantos and Michael A. Spinelli, the five nominees of the Board of Directors, as Directors of the Company, (2) FOR the approval of the Company's Amended and Restated 1998 Stock Incentive Plan, which would increase the number of shares available under the Plan by 170,403 shares; (3) FOR the ratification of the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and (4) in such manner as management's proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Arnold S. Lerner, Clerk.

         It is not anticipated that any matters other than those set forth in the foregoing proposals (1) through (3) contained in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

         In addition to use of the mails, proxies may be solicited personally or by telephone, fax or telegraph by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and "broker non-votes" (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors of the Company (Proposal One). Neither abstentions nor broker non-votes will be counted as "votes cast" for purposes of electing Directors of the Company and, therefore, they will not affect the election of Directors of the Company. The approval of the Company's Amended and Restated 1998 Stock Incentive Plan (Proposal Two) requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote thereon at the Annual Meeting. Abstentions will be included among the shares that are considered present and entitled to vote on this proposal, and since they will not be counted as affirmative votes "for" this proposal, they will have the effect of votes "against" this proposal. Broker non-votes will not be included among the shares that are considered present and entitled to vote on this proposal and, therefore they will have no effect on the voting for this proposal. The approval of the proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (Proposal Three) requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the Annual Meeting. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on this proposal and, therefore, they will have no effect on the voting for this proposal.

         A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock which they are entitled to vote in favor of each of proposals (1) through (3) presented herein. On the
Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 1,055,798 shares of the Common Stock representing approximately 30.97% of the outstanding shares of the Common Stock as of such date.



                                      (2)

                                  PROPOSAL ONE

                         ELECTION OF CLASS OF DIRECTORS

         The Company's By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. The number of Directors for the Company has been accordingly set at 16. Under the Company's Articles of Organization and By-Laws, this number shall be divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

         At the Annual Meeting, there are five Directors to be elected to serve until the 2004 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated each of Walter L. Armstrong, George L. Duncan, John P. Harrington, Charles P. Sarantos and Michael A. Spinelli, for election as a Director for a three-year term.

         Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the election of Walter L. Armstrong, George L. Duncan, John P. Harrington, Charles
P. Sarantos and Michael A. Spinelli, the five nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2004 annual meeting of stockholders and until their successors are elected and qualified.

Information Regarding Directors and Nominees

         The following table sets forth certain information for each of the five nominees for election as Directors at the Annual Meeting and for those continuing Directors whose terms expire at the annual meetings of the Company's stockholders in 2002 and 2003. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.




























                                      (3)

                                    Nominees

                            (Term to Expire in 2004)

Name, Age and Principal Occupation                                                              Director Since (1)
----------------------------------                                                              ------------------
Walter L. Armstrong (64)                                                                               1989
 Retired in August 2000 as Executive Vice President of the Bank
George L. Duncan (60)                                                                                  1988
 Chairman and Chief Executive Officer of the Company since its inception;
 Chairman and Chief Executive Officer of the Bank
John P. Harrington (58)                                                                                1989
 Since December 1999, Energy Consultant for Tennessee Gas Pipeline Company;
 prior thereto, Senior Vice President, Colonial Gas Company
Charles P. Sarantos (75)                                                                               1991
 Chairman, C&I Electrical Supply Co., Inc.
Michael A. Spinelli (68)                                                                               1988
 Owner, Merrimac Travel and Action Six Travel Network;
 Assistant Clerk of the Company and the Bank

                              Continuing Directors

                            (Term to Expire in 2002)

Name, Age and Principal Occupation                                                              Director Since (1)
----------------------------------                                                              ------------------
Kenneth S. Ansin (36)                                                                                  1994
 Since November 1998, Business Development Officer of the Bank;
 through August 2000, President and Chief Executive Officer of
 Ansewn Shoe Company
Eric W. Hanson (57)                                                                                    1991
 Chairman and President, D.J. Reardon Company, Inc.
Arnold S. Lerner (71)                                                                                  1988
 Vice Chairman and Clerk of the Company and the Bank;
 Director, Courier Corporation;
 through April 2000, partner in several radio stations
Richard W. Main (53)                                                                                   1989
 President of the Company since its inception;
 President, Chief Operating Officer and
 Chief Lending Officer of the Bank
John R. Clementi (51)                                                                                  1998
 President, Plastican, Inc.

Carole A. Cowan (58)                                                                                   1999
 President, Middlesex Community College



                            (Term to Expire in 2003)

Name, Age and Principal Occupation                                                              Director Since (1)
----------------------------------                                                              ------------------
Gerald G. Bousquet, M.D. (67)                                                                          1988
 Physician; director and partner in
 several health care entities
Kathleen M. Bradley (76)                                                                               1988
 Retired; former owner, Westford Sports Center, Inc.
James F. Conway, III (48)                                                                              1989
 Chairman, Chief Executive Officer and President
 Courier Corporation
Nancy L. Donahue (70)                                                                                  1988
 Chair of the Board of Trustees, Merrimack Repertory Theatre
Lucy A. Flynn (47)                                                                                     1997
 Since April 2000, Executive Vice President, Marketing,
 ADS Financial Service Solutions;
 from May 1996 to October 1999, Senior Vice President, Wang Global;
 prior thereto, Senior Vice President, Shawmut Bank, N.A.
------------------------------


                                      (4)

(1) All of the Directors are also Directors of the Bank. The years listed in the foregoing tables are the respective years in which each named individual first became a Director of the Company and/or the Bank.

Meetings of Board of Directors and Committees

         There were two meetings of the Company's (i.e., Enterprise Bancorp, Inc.) Board of Directors during the calendar year ended December 31, 2000. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

         The Company's (i.e., Enterprise Bancorp, Inc.) Board of Directors maintains three standing committees, an executive committee, an audit committee and a compensation committee. The executive committee, composed of Messrs. Duncan and Lerner, together with two additional members chosen to serve on a three-month rotating basis, is authorized to manage and transact the business of the Company. The executive committee did not meet in 2000. The audit committee, composed of Ms. Bradley, Ms. Cowan and Messrs. Hanson, Harrington and Spinelli, recommends to the Board of Directors the appointment of an independent certified public accounting firm to serve as independent auditors to the Company, oversees and reviews all internal audit examinations and reports, and reviews all audit reports of the Company prepared by the Company's independent auditors and all reports of examination of the Company prepared by regulatory authorities. The audit committee met two times in 2000. The compensation committee, composed of Messrs. Clementi, Conway, Hanson and Lerner, is responsible for overseeing the administration of the equity compensation programs of the Company. The compensation committee met three times in 2000.

         The Bank's (i.e., Enterprise Bank and Trust Company) Board of Directors, which met ten times during the year ended December 31, 2000, has an executive committee, audit committee, compensation/personnel committee, investment and asset/liability committee, marketing committee, banking technology committee, trust committee, overdue loan review committee, business development committee, leasing/branch committee and construction lending committee.

         Executive Committee. The executive committee is authorized to manage and transact the business of the Bank. In addition, loans over certain amounts must be pre-approved by at least two members of the executive committee. Messrs. Duncan (chair of the committee) and Lerner serve as permanent members of the executive committee, while two members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors. The committee held ten meetings in 2000.

         Audit Committee. The audit committee oversees and reviews all internal audit examinations and reports and reviews all reports of examination of the Bank prepared by bank regulatory authorities. The current members of the committee are Ms. Bradley, Ms. Cowan and Messrs. Hanson, Harrington and Spinelli (chair of the committee). The committee held five meetings in 2000.

         Compensation/Personnel Committee. The compensation/personnel committee is responsible for overseeing the administration of the employee benefit and compensation programs of the Bank. Messrs. Clementi, Conway (chair of the committee), Hanson and Lerner serve on the committee. The committee held nine meetings in 2000.

         Investment and Asset/Liability Committee. The investment and asset/liability committee is authorized to develop and refine the strategic investment and asset/liability portfolio and asset/liability objectives of the Bank to ensure that the Bank maintains a portfolio consistent with sound investment and banking practices. Messrs. Clementi, Conway, Duncan, Lerner (chair of the committee) and Main serve on the committee. Two additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Bank's Board of Directors. The committee held eleven meetings in 2000.

         Marketing Committee. The marketing committee reviews the Bank's marketing activities. The current members of the committee are Ms. Donahue
(chair of the committee), Ms. Flynn and Messrs. Ansin, Armstrong, Duncan, Harrington, Lerner and Main. The committee held three meetings in 2000.



                                      (5)

         Banking Technology Committee. The banking technology committee is responsible for overseeing the administration of the Bank's data processing function. The current members of the committee are Ms. Cowan and Messrs. Bousquet and Sarantos (chair of the committee). The committee held four meetings in 2000.

         Trust Committee. The trust committee is responsible for overseeing trust activities including administering trust policy and reviewing trust accounts. Messrs. Clementi, Conway, Duncan, Lerner (chair of the committee) and Main serve on the committee. The committee held thirteen meetings in 2000.

         Overdue Loan Review Committee. The overdue loan review committee reviews and assesses all loan delinquencies. The current members of the committee are Mesdames Bradley, Donahue and Flynn and Messrs. Armstrong, Bousquet (chair of the committee), Harrington and Sarantos. The committee held five meetings in 2000.

         Business Development Committee. The business development committee reviews and monitors business development activities. Ms. Bradley, Ms. Donahue and Messrs. Ansin, Armstrong, Duncan, Hanson (chair of the committee) and Main serve on the committee. The committee met three times in 2000.

         Leasing/Branch Committee. The leasing/branch committee is responsible for reviewing facilities leases, facilities expansion and new branch opportunities. Messrs. Conway (chair of the committee) and Harrington and Ms. Bradley serve on the committee. The committee did not meet in 2000.

         Construction Lending Committee. The construction lending committee reviews the Bank's construction lending activities. The current members of the committee are Messrs. Ansin, Harrington (chair of the committee), Main and Sarantos and Ms. Cowan. The committee met four times in 2000.

Information Regarding Executive Officers and Other Significant Employees

         Set forth below is certain information regarding the executive officers and other significant employees of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information has been provided above. Each individual named below has held his or her position for at least five years, except as otherwise indicated.


Name                  Age    Position
----                  ---    --------

John P. Clancy, Jr.   43     Treasurer of the Company since its inception; since January
                             1, 2000, Executive Vice President, Chief Financial Officer,
                             Treasurer and Chief Investment Officer of the Bank; prior
                             thereto, Senior Vice President, Chief Financial Officer,
                             Treasurer and (since December 1996) Chief Investment Officer of the Bank

Robert R. Gilman      55     Executive Vice President, Administration, and Commercial
                             Lender of the Bank since December 1996; prior thereto, Senior
                             Vice President, Administration, and Commercial Lender of the
                             Bank

Stephen J. Irish      46     Executive Vice President and Chief Information and Chief
                             Operations Officer of the Bank since January 1, 2000; prior thereto, Senior Vice President and Chief Information and
                             Chief Operations Officer of the Bank

Executive Compensation

         Summary Compensation Table. The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the year ended December 31, 2000, to the chief executive officer and each of the four most highly compensated executive officers of the Bank (the "Named Executive Officers"). The Company does not employ any persons, other than through the Bank.


                                      (6)

                           Summary Compensation Table

                                                                               Long-Term
                                                          Annual             Compensation
                                                       Compensation             Awards
                                                                              Securities
                                                   Salary        Bonus        Underlying           All Other
Name and Principal Position           Year         ($) (1)        ($)         Options(#)      Compensation (2)(3)
---------------------------           ----        --------    ----------      ----------      -------------------
George L. Duncan                      2000         $ 203,900    $  44,001             -            $ 183,440
Chairman and Chief Executive          1999         $ 156,250    $ 164,157             -            $ 191,025
Officer of the                        1998         $ 159,255    $ 124,489        16,000            $ 107,106
Company and the Bank

Richard W. Main                       2000         $ 161,900    $  36,473             -            $  79,642
President of the Company and          1999         $ 124,345    $ 131,140             -            $  83,069
President, Chief Operating            1998         $ 126,736    $  99,098         8,000            $   6,401
Officer and Chief Lending
Officer of the Bank

Robert R. Gilman                      2000         $ 128,780    $  28,641             -            $  30,488
Executive Vice President,             1999         $105,800     $  27,798             -            $  34,358
Administration, and Commercial        1998         $ 107,832    $  28,748         4,000            $   5,512
Lender of the Bank

John P. Clancy, Jr.                   2000         $ 132,000    $  28,420             -            $   7,347
Treasurer of the Company and          1999         $ 120,000    $  31,272             -            $   8,664
Executive Vice President, Chief       1998         $ 116,224    $  30,985         3,500            $   5,709
Financial Officer, Treasurer
and Chief Investment Officer of
the Bank

Stephen J. Irish                      2000         $ 121,800    $  26,224             -            $   6,779
Executive Vice President, Chief       1999         $ 110,708    $  28,851             -            $   8,553
Operations Officer and Chief          1998         $ 112,837    $  30,082         3,500            $   5,400
Information Officer of the Bank

-----------------

(1) Salary paid in 1998 represents 53 weeks of compensation as compared to 52 weeks of compensation for 2000 and 1999.

(2) Reflects the Bank's matching contribution on behalf of each Named Executive Officer to the Bank's existing 401(k) plan.

(3) Includes, in addition to the 401(k) match described in note 2, for Mr. Duncan in each of 1998, 1999 and 2000, and for Messrs. Main and Gilman in 1999 and 2000, the dollar value attributable to the portion of the annual premium related to term insurance coverage paid by the Bank under split-dollar life insurance policies (which equaled $9,574 in 2000, $8,959 in 1999, and $5,000 in 1998 for Mr. Duncan; $2,637 in 2000
         and  $2,425 in 1999 for Mr.  Main;  and $1,028 in 2000 and $950 in 1999
         for Mr. Gilman) and the additional dollar value of the benefit to each of Messrs. Duncan, Main and Gilman of the remaining portion of the annual premium (unrelated to term insurance coverage) paid by the Bank under such split-dollar life insurance policies projected on an actuarial basis (which equaled $165,991 in 2000, $171,966 in 1999 and $93,606 in 1998 for Mr. Duncan; $69,133 in 2000 and $70,594 in 1999 for
         Mr. Main; and $24,186 in 2000 and $24,780 in 1999 for Mr. Gilman). The premiums paid by the Bank over the life of the policies will be fully recovered by the Bank.

Director Compensation

         The Company pays no separate compensation to the Directors for their service as members of the Company's (i.e., Enterprise Bancorp, Inc.) Board of Directors. The Bank pays $200 to Directors for Board of Directors meetings, $200 to Directors for executive committee meetings, $150 to Directors for all other committee meetings, a $350 monthly retainer to all Directors and a $100 monthly retainer to executive committee members. The Bank also pays a $100 monthly

                                      (7)
retainer to the vice-chairman of the Board of Directors, a $200 monthly retainer to the Clerk of the Bank and $200 to the chairpersons of the investment and asset/liability, trust, banking technology, compensation/personnel, overdue loan review, audit and marketing committees for each meeting attended. Directors who are also full-time salaried officers of the Bank are not paid for attending Board of Directors or committee meetings.

         For the year 2000, Directors had the right to make an irrevocable election (by December 31, 1999) to receive shares of Common Stock in lieu of receiving an elected portion of cash fees. The number of shares issued to Directors pursuant to this election was based on the fair market value of the Common Stock, as determined by the Board of Directors on the basis of a valuation analysis, as of December 31, 1999. Pursuant to the terms of the election, shares were not considered earned, and were not issued to a Director, until the Director has actually earned the cash fees in lieu of which the shares were to be issued. If a Director who had elected to receive shares of Common Stock in lieu of cash fees pursuant to this election had ceased to serve as a member of the Board of Directors for any reason prior to his or her having earned the fees in lieu of which shares were to be issued, the Director would have received a cash amount (and no shares) equal to the fees earned through the date on which he or she ceased to serve as a Director. For the year 2000, the Company issued a total of 8,004 shares of Common Stock to thirteen Directors at a per share issuance price of $11.46 in accordance with these election provisions. For the year 2001, Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $13.44, which reflects the Board of Directors' determination of the fair market value of the Common Stock at December 31, 2000 on the basis of a valuation analysis performed in January 2001 by an outside financial adviser.

         The Company believes that giving Directors the option to receive stock in lieu of cash fees further aligns Directors' interests with those of the Company's shareholders.

Employment Agreements

        The Bank has employment agreements with each of Messrs. Duncan and Main.

         The term of Mr. Duncan's agreement is a "rolling" three years until and unless terminated based on the occurrence of any of the following events: (i) 36 months after notice is given by the Bank to Mr. Duncan that it no longer desires to extend the agreement; (ii) the death of Mr. Duncan; (iii) the termination of Mr. Duncan by the Bank for cause; (iv) 60 days after notice is given by Mr. Duncan to the Bank at any time after the occurrence of a Business Combination as defined in the Bank's Articles of Organization; and (v) 60 days after notice is given by Mr. Duncan to the Bank following the Board of Directors' failure to re-elect Mr. Duncan as the chief executive officer of the Bank.

         Mr. Duncan receives a minimum annual base salary under the agreement of $203,900 which is subject to annual review by the Compensation Committee and Board of Directors. In addition to his base salary, Mr. Duncan is entitled to participate in all other benefit plans and otherwise receive all other fringe benefits that the Bank from time to time makes available to its officers.

         Following the occurrence of any Business Combination, Mr. Duncan has the option, upon 60 days advance written notice to the Bank, to terminate the agreement, in which event the Bank is obligated to pay Mr. Duncan 2.99 times his previous highest annual earnings under the agreement. If Mr. Duncan exercises the option to terminate under such circumstances, he is relieved of the non-competition restrictions that would otherwise apply upon his termination of the agreement.

         If the Board of Directors fails to re-elect Mr. Duncan chief executive officer at any time during the period of the agreement, then Mr. Duncan has the options, upon 60 days advance written notice to the Bank to: (i) remain as a full-time employee; (ii) terminate the agreement; or (iii) serve the Bank as a consultant in lieu of serving in another capacity. In the event Mr. Duncan elects to terminate the agreement because he is no longer the chief executive officer, he shall receive compensation from the Bank for two years. The compensation shall equal the highest annual earnings paid to Mr. Duncan during any year of the agreement. During the two-year period he is receiving payments under the agreement and in consideration of the compensation to be paid to him, Mr. Duncan is prohibited from competing with the Bank. In the event Mr. Duncan elects to serve as a consultant to the Bank, he would be required to devote approximately one-half of his time to the business and affairs of the Bank and would receive as compensation a salary equal to one-half of the highest annual

                                      (8)
earnings paid to him during the period in which he served the Bank in the capacity of chief executive officer.

         If Mr. Duncan becomes disabled during the term of the agreement, then the Bank may elect to stop paying Mr. Duncan his regular annual earnings and, upon notice, pay Mr. Duncan during the period of his disability an amount equal to 75% of the highest annual earnings paid to him during the term of the agreement less any amounts payable to him under the Bank's group disability plan. If Mr. Duncan dies while the agreement is in effect, then the Bank will continue to provide health insurance coverage under its group plan to Mr. Duncan's spouse and children in accordance with certain conditions specified in the agreement.

         Under the terms of the agreement, Mr. Duncan is prohibited from competing with the Bank during the two-year period from the date on which the agreement is terminated for any reason, except as described above in the event of Mr. Duncan's termination of the agreement following a Business Combination. During each year of the two-year non-compete period, Mr. Duncan would be entitled to receive salary payments at least equal to 70% of the highest annual earnings paid to him during any year of the term of the agreement.

         The terms of Mr. Main's employment agreement are substantially equivalent to those of Mr. Duncan's employment agreement, except that (i) the term of Mr. Main's agreement is for a "rolling" two years; (ii) Mr. Main's minimum annual base salary is $161,600; (iii) the office which the agreement contemplates will be held by Mr. Main is the office of president; and (iv) Mr. Main's potential termination payment following a Business Combination is two times his previous highest annual earnings under the agreement.

Option Grants in Last Fiscal Year

         The Company did not grant options to any employees, including any of the Named Executive Officers, during the year ended December 31, 2000.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table shows each exercise of stock options by the Named Executive Officers during the year ended December 31, 2000 and the unexercised stock options held by such persons as of such date:

                                                                            Number of Securities
                                                                                 Underlying         Value of Unexercised
                                                                            Unexercised Options     In-the-Money Options
                                                                           at Fiscal Year-End (#)  at Fiscal Year-End ($)
                             Shares Acquired on                                 Exercisable/            Exercisable/
Name                             Exercise (#)        Value Realized ($)        Unexercisable         Unexercisable (1)
----                         -------------------     ------------------        -------------         -----------------
George L. Duncan                    31,300              $  150,866             38,250/  10,750      $  188,580/$ 19,730
Richard W. Main                     19,800              $   95,436             19,125/   5,375      $   94,290/$  9,865
Robert R. Gilman                     4,000              $   19,280              9,250/   2,750      $   44,570/$  5,210
John P. Clancy, Jr.                  6,100              $   29,402              9,000/   2,500      $   44,335/$  4,975
Stephen J. Irish                     4,270              $   20,581              9,000/   2,500      $   44,335/$  4,975
--------------------

(1) The dollar values of the unexercised options shown are based upon the difference between $13.44, which is the price that the Board of Directors has determined equaled the fair market value of the Common Stock as of December 31, 2000 on the basis of a valuation analysis performed in January 2001 by an outside financial adviser, and the per share exercise price of the options. There is no active trading market for the Common Stock. The Board of Directors receives periodic advice from outside financial advisers regarding the fair market value of the Common Stock in connection with the Company's equity compensation and dividend reinvestment plans.

Audit Committee Report

         The Audit Committee of the Company's Board of Directors (the "Audit Committee") is composed of five independent directors and operates under a written charter adopted by the Board of Directors. A copy of this charter is included as Exhibit A to this Proxy Statement. The Audit Committee recommends to

                                      (9)
the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         In determining the independence of the Audit Committee members, the Board of Directors has used the definition of independence contained in Sections 303.01(B)(2)(a) and 303.01(B)(3) of the New York Stock Exchange's listing standards and has applied this definition consistently to all members of the Audit Committee.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants have also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission (the "SEC").

                 Michael A. Spinelli (Chairperson)
                 Kathleen M. Bradley
                 Carole A. Cowan
                 Eric W. Hanson
                 John P. Harrington


Compensation Committee Report on Executive Compensation

Introduction
------------

         The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised entirely of non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review the performance and set the compensation of the Company's chief executive officer, and to review and approve all compensation arrangements for the Company's remaining executive officers, including annual cash compensation (base salary plus annual incentive bonus), equity compensation (stock options) and other benefits, where applicable. All actions by the Compensation Committee are reported to, and considered for ratification by, the full Board of Directors.

         During 2000, the Board of Directors did not modify or reject any proposed action or recommendation presented by the Compensation Committee.

Key Principles
--------------

         The Compensation Committee has adopted the following principles to use for guidance in setting executive compensation:

         Pay Competitively
         -----------------

o The Compensation Committee maintains a philosophy that total annual cash compensation should be competitive relative to that found in other

                                      (10)
         commercial banks of comparable asset size and performance. The Compensation Committee believes that this is necessary to attract, motivate and retain highly qualified executives, who in turn are essential to the Company's achieving the financial goals set by the Board of Directors and sustaining long-term value for shareholders.

o Consistent with this philosophy, the Compensation Committee obtains information regarding compensation levels in the Company's industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants.

o The Compensation Committee generally attempts to set total attainable cash compensation at or above the midpoint range of peer compensation (subject to individual and Company financial performance).

         Tie Incentive Compensation to Company Financial Performance
         -----------------------------------------------------------

o The Committee supports a "pay for performance" philosophy, which is intended to enhance long-term shareholder value. Total incentive compensation paid to the Company's executive officers in 2000, as in the prior year, was calculated using incentive models. All employees, including executive officers, are eligible to receive an annual incentive bonus based upon the attainment of various predetermined financial performance goals. This plan is referred to in this summary as the "stakeholder plan" and is based upon a methodology provided to the Company by an independent, outside consultant. In addition, Messrs. Duncan and Main, whose base salaries are set well below those of their peers, are eligible to receive an additional annual incentive bonus based solely upon the attainment of predetermined net income levels. This additional bonus plan is referred to in this summary as the "supplemental plan". In 2000, the Company exceeded its targets under the stakeholder plan and all executive officers received annual incentive bonuses in excess of their targeted bonus amounts for this plan. In 2000, due to expenses incurred in connection with the Company's undertaking of several strategic initiatives that negatively impacted earnings, but that were undertaken to maximize long-term shareholder value, the Company did not meet its predetermined net income target and Messrs. Duncan and Main did not receive any additional incentive bonus under the supplemental plan. Through the use of incentive models, the compensation structure for employees in management positions includes a significant "risk/reward" component.

         Grant Stock Options
         -------------------

o The Committee aligns the interests of the Company's executives with the long-term interests of stockholders through the granting of stock options at fair market value. Stock options were last granted in December 1998. No stock options were granted in 2000.

         In summary, executive compensation is composed of base salary, annual incentive cash bonuses and long-term equity compensation in the form of stock options.

2000 Executive Compensation Program
-----------------------------------

         Executive Officers
         ------------------

         In determining total 2000 compensation (including base salary, incentive cash bonus and periodic stock option grants), the Compensation Committee reviews compensation data for other commercial banks of similar size, markets and in areas in which the Company competes for talent. Specific bank officers are "matched" as closely as possible with officers from the other commercial banks with similar functional responsibilities. The Compensation
Committee believes that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with the total compensation paid to executive officers with similar responsibilities at other comparable commercial banks.

         Chief Executive Officer
         -----------------------

         At the beginning of the year, the Compensation Committee set Mr. Duncan's total compensation plan for 2000. Mr. Duncan's 2000 total compensation
                                      (11)
is comprised of base salary, annual incentive cash bonus and a supplemental retirement benefit. Mr. Duncan's base salary, which was increased on January 1, 2000, had not been adjusted since 1992, and remains significantly lower than the base salaries paid to chief executives at other comparable commercial banks. Mr. Duncan's incentive cash bonus and total cash compensation in 2000 were $120,156 lower than his incentive cash bonus and total cash compensation in 1999 due to the Company's not reaching targeted net income levels, as described above. The incentive cash bonus paid to Mr. Duncan in 2000 was significantly lower than the cash bonuses paid in 2000 to chief executives at other comparable commercial banks. As described above, the Company's net income was negatively impacted in 2000 by the expenses incurred in connection with several strategic initiatives undertaken to maximize the Company's long-term earnings and shareholder value. The Compensation Committee believes that Mr. Duncan's leadership and vision were instrumental in the Company's completing these initiatives and that Mr. Duncan will be rewarded in future years when the Company's earnings reflect the anticipated benefits of the initiatives undertaken in year 2000. Through the use of a lower than peer base salary and a substantial incentive cash bonus opportunity, which bonus is paid only if the Company attains predetermined financial performance goals, Mr. Duncan's compensation structure includes a significant "risk/reward" component.

Closing
-------

         The Compensation Committee believes that the Executive Compensation Program for 2000 successfully linked executive compensation to the Company's financial performance. This report has been submitted by the Compensation
Committee:

                        James F. Conway III (Chairperson)
                        John P. Clementi
                        Eric W. Hanson
                        Arnold S. Lerner


Comparative Performance Graph

         Under applicable rules of the SEC, the Company is required to present a chart comparing the cumulative total return (which assumes the reinvestment of all dividends) on the Common Stock with the cumulative total return of (i) a broad based equity market index and (ii) a published industry index or peer group. The following graph shows the changes over the five-year period ended on December 31, 2000 in the value of $100 invested in (i) the Common Stock, (ii) the Standard & Poors 500 Index and (iii) the NASDAQ Bank Index. For purposes of preparing this performance graph for the five-year period ended on December 31, 1999, which was included in the Company's proxy statement for last year, the Company used a peer group of seven New England-based bank holding companies whose common stock was publicly traded and whose total consolidated assets were between $250 million and $1.0 billion, rather than the NASDAQ Bank Index. The issuers used to compile the peer group used in connection with the performance graph contained in last year's proxy statement were as follows: Bar Harbor Bankshares; Boston Private Financial Holdings, Inc.; Century Bancorp, Inc.; Granite State Bankshares, Inc.; Merchants Bancshares, Inc.; NMBT CORP; and Slade's Ferry Bancorp. The Company has determined that the continuing use of such a peer group index is costly, impracticable and not a good basis for comparison as individual banks may change the nature of their business from year to year. The Company expects to use the NASDAQ Bank Index on an ongoing basis in future years. As required under SEC rules applicable to the performance graph included in this Proxy Statement, the performance graph set forth below includes comparisons to both the NASDAQ Bank Index and the peer group index used in the performance graph included in last year's proxy statement (except that NMBT CORP is not included in the peer group for purposes of this year's performance graph as it has been acquired by another company). There is no active trading market for the Common Stock. The increase in the value of the Common Stock over the five-year period shown on the following performance graph is based on the actual prices known to the Company at which shares of the Common Stock were traded as of the most recent date prior to December 31 of each of the years shown. The most recent trade between two private, unaffiliated parties involving the Common Stock prior to December 31, 2000, of which the Company is aware, was completed at a price of $18.00 per share. For purposes of the graph, the reinvestment of dividends paid since the inception of the Company's dividend reinvestment plan is based upon an annual valuation analysis of the Common Stock undertaken pursuant to the plan in connection with the Company's payment of such dividends; for dividends paid prior to inception of the plan, the reinvestment is based upon the actual prices known to the Company at which shares of the Common Stock were traded as of the most recent date prior to the Company's payment of such dividends.
                                      (12)

Transactions with Certain Related Persons

         The Bank leases its headquarters from First Holding Trust. Mr. Duncan is a trustee of First Holding Trust and is a general partner of Old City Hall Limited Partnership which is, in turn, the beneficiary of First Holding Trust. Messrs. Main, Armstrong, Gilman and Clancy are limited partners of Old City Hall Limited Partnership. Mr. Duncan has a 17% ownership interest, and Messrs. Main, Armstrong, Gilman and Clancy each have a 5% ownership interest, in Old City Hall Limited Partnership. Under the terms of the Bank's lease with First Holding Trust, the Bank paid $194,646 in rent, parking fees, taxes and maintenance for the year ended December 31, 2000.

         The Bank also leases space from Merrimack Realty Trust. Messrs. Duncan, Main, Lerner, Bousquet, Armstrong and Gilman are general partners of Merrimack Street Associates, which is the beneficiary of Merrimack Realty Trust. Mr. Duncan has a 23% ownership interest, Messrs. Main, Lerner and Bousquet each have a 5% ownership interest and Messrs. Armstrong and Gilman each have a 3% ownership interest, in Merrimack Street Associates. Under the terms of the Bank's lease with Merrimack Realty Trust, the Bank paid $279,120 in rent, parking fees, taxes and maintenance for the year ended December 31, 2000.

         The leases between the Bank and each of First Holding Trust and Merrimack Realty Trust, respectively, were reviewed and approved by the Bank's Leasing/Branch Committee, which is composed exclusively of outside directors of the Bank, none of whom hold any interest in any of First Holding Trust, Merrimack Realty Trust, Old City Hall Limited Partnership or Merrimack Street Associates, prior to the Bank's entering into such leases. The Company's Board of Directors believes that the terms of each of these leases, including lease rates, are substantially similar to such terms as would be included in comparable lease transactions entered into at the time of such leases with persons who are not affiliated with the Bank.

         Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, officers or stockholders of corporations, non-profit entities or members of partnerships which are customers of the Bank and which enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectibility or present other features unfavorable to the Bank.


          SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 9, 2001. This information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.


                                                 Shares of Common Stock              Percent of Total
Directors                                       Beneficially Owned (1)(2)              Common Stock
---------                                       -------------------------              ------------
Kenneth S. Ansin (3)                                        30,899                              *
Walter L. Armstrong (4)                                     88,201                           2.59%
Gerald G. Bousquet                                          15,526                              *
Kathleen M. Bradley                                         15,426                              *
John R. Clementi                                             9,497                              *
James F. Conway, III (5)                                     2,082                              *
Carole A. Cowan                                                833                              *
Nancy L. Donahue                                            11,893                              *
George L. Duncan (6)                                       192,333                           5.64%


                                      (13)

710 Andover Street
Lowell, MA  01852
Lucy A. Flynn (7)                                            2,516                              *
Eric W. Hanson (8)                                         197,493                           5.79%
Three Boardwalk
Chelmsford, MA  01824
John P. Harrington (9)                                       2,306                              *
Arnold S. Lerner (10)                                      274,166                           8.04%
155 Pine Hill Road
Hollis, NH  03049
Richard W. Main (11)                                       108,801                           3.19%
Charles P. Sarantos (12)                                    22,807                              *
Michael A. Spinelli                                        128,310                           3.76%
Other Named Executive Officers
------------------------------
Robert R. Gilman (13)                                       20,350                              *
John P. Clancy, Jr. (14)                                    17,593                              *
Stephen J. Irish                                            12,551                              *
All Directors and Executive Officers as a                1,153,583                          33.84%
Group (19 Persons)


Other 5% Stockholders

Ronald M. Ansin                                            324,235                           9.51%
132 Littleton Road
Harvard, MA  01451
---------------------

* Named individual beneficially owns less than 1% of total Common Stock.

(1) The information as to the Common Stock beneficially owned has been furnished by each such stockholder. All persons have sole voting and investment power over the shares, unless otherwise indicated.

(2) Includes shares subject to options exercisable within sixty days as follows: Mr. Ansin, 1,560; Mr. Bousquet, 1,160; Ms. Bradley, 1,160; Mr. Clementi, 1,160; Mr. Conway, 1,160; Ms. Donahue, 1,160; Mr. Duncan, 38,250; Mr. Hanson, 1,160; Mr. Harrington, 1,160; Mr. Lerner, 1,160;
         Mr. Main, 19,125; Mr. Sarantos, 1,160; Mr. Spinelli, 1,160; Mr. Gilman, 9,250; Mr. Clancy, 9,000; Mr. Irish, 9,000; and all directors and executive officers as a group, 97,785.

(3) Includes 4,800 shares owned jointly with Mr. Ansin's wife and 1,000 shares owned by Mr. Ansin's children.

(4)      Includes 77,800 shares owned jointly with Mr. Armstrong's wife.

(5)      Includes 922 shares owned jointly with Mr. Conway's wife.

(6) Includes 5,000 shares owned by Mr. Duncan's wife and 5,195 shares owned by Mr. Duncan's adult children.

(7)      Includes 2,000 shares owned by Ms. Flynn's husband.

(8) Includes 4,000 shares owned by Mr. Hanson's adult daughter and 120,700 shares owned jointly with Mr. Hanson's wife.

(9)      Includes 413 shares owned jointly with Mr. Harrington's wife.

(10) Includes 103,921 shares owned by Mr. Lerner's wife and 31,176 shares owned by Mr. Lerner's adult children as to which Mr. Lerner disclaims beneficial ownership.

(11) Includes 68,500 shares owned jointly with Mr. Main's wife and 3,302 shares owned by Mr. Main's children, with respect to which Mr. Main is the custodian.

(12) Includes 9,047 shares owned jointly with Mr. Sarantos' wife and 2,000 shares owned jointly by Mr. Sarantos' wife and daughter.

(13) Includes 100 shares owned by Mr. Gilman's children and 7,000 shares owned jointly with Mr. Gilman's wife.


                                      (14)

(14) Includes 2,493 shares owned by Mr. Clancy's children and 6,100 shares owned jointly with Mr. Clancy's wife.



                                   PROPOSAL 2

                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN


         General
         -------

         The Board of Directors unanimously approved on January 16, 2001, an amended and restated version of the Company's 1998 Stock Incentive Plan (the "Plan"), subject to stockholder approval. The principal purpose of the proposed amendment and restatement of the 1998 Stock Incentive Plan is to increase the aggregate number of shares of Common Stock that may be issued or otherwise made available under the Plan in connection with grants of options to acquire Common Stock ("Options"), grants of stock appreciation rights ("SARs"), grants of shares of Common Stock subject to restrictions ("Restricted Stock") and grants of other rights to compensation in amounts determined by the value of the Common Stock by a total of 170,403 shares from 157,620 to 328,023. The term "Other Rights" used in the following summary refers collectively to Restricted Stock, SARs and such other rights that may be granted under the Plan. A summary of the principal features of the Plan, including the modifications contained in the proposed amendment and restatement of the 1998 Stock Incentive Plan, is set forth below.

         Summary of Amended and Restated 1998 Stock Incentive Plan
         ---------------------------------------------------------

         Purpose, Participants, Effective Date and Duration. The purpose of the Plan is to encourage employees, directors and consultants of the Company and its subsidiaries (including without limitation the Bank) who render services to, and who have contributed or may be expected to contribute to the success of, the Company or a subsidiary (the "Participants") to continue their association with the Company and its subsidiaries by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of Options and Other Rights. While outside consultants are eligible Participants under the Plan, no Options or Other Rights have been granted to any such persons to date and the Board of Directors has no current intention to do so in the future. The Plan became effective as of May 1, 1998 and will terminate on April 30, 2008, unless earlier terminated by the Board of Directors. Termination of the Plan will not affect awards made prior to termination, but awards will not be made after termination.

         Shares Subject to Amended and Restated 1998 Stock Incentive Plan. The total number of shares of Common Stock that may be subject to Options and Other Rights under the Plan may not exceed 328,023 (the "Reserved Shares"), which equals approximately 9.6% of the number of shares of Common Stock outstanding on the Record Date. These shares may be authorized but unissued shares or treasury shares. In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments to the number of Reserved Shares and the number of shares subject to outstanding grants or awards, in the exercise price per share of outstanding Options and in the kind of shares that may be distributed under the Plan will be made. The total amount of the Reserved Shares that may be granted to any single employee under the Plan may not exceed in the aggregate 60,000. Shares will be deemed issued under the Plan only to the extent actually issued pursuant to an award or settled in cash or shares. To the extent that an award under the Plan lapses or is forfeited, any shares subject to such award will again become available for grant under the terms of the Plan.

         Administration. The Plan may be administered by either the Compensation Committee or the full Board of Directors. For so long as Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is applicable to the Company, each member of the Compensation Committee must be a "non-employee director" or the equivalent within the meaning of the SEC's Rule 16b-3 promulgated under the Exchange Act. For so long as Section 162(m) of the Code is applicable to the Company, each such member of the Compensation Committee must also be an "outside director" within the meaning of Section 162 of the Code and the regulation thereunder. With respect to persons subject to
Section 16 of the Exchange Act (generally, executive officers, directors and any 10% stockholders), all transactions under the Plan are intended to comply with all applicable conditions of the SEC's Rule 16b-3 or any successor regulation.

                                      (15)

         Subject to the terms of the Plan, the Compensation Committee has authority to: (i) select the persons to whom Options and Other Rights shall be granted; (ii) determine the number or value and the terms and conditions of Options or Other Rights granted to each such person, including the price per share to be paid upon exercise of any Option and the period within which each such Option or Other Right may be exercised: and (iii) interpret the Plan and prescribe rules and regulations for the administration thereof. To the extent that the Compensation Committee exercises this authority, it must report all grants of Options and Other Rights to the full Board of Directors.

         Stock Options. The Compensation Committee may grant awards to Participants in the form of Options. With regard to each Option, the Compensation Committee determines the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option ("ISO") within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as non-qualified stock options ("NSOs"). In the case of an ISO, the exercise price may not be less than the "fair market value" of the Common Stock on the date the Option is granted; provided, however, that in the case of an employee who owns (or is considered to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the price at which Common Stock may be purchased pursuant to an ISO may not be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

         The duration of the ISOs and NSOs granted under the Plan may be specified pursuant to each respective stock option agreement, but in no event can any ISO be exercisable after the expiration of 10 years after the date of grant. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant. The Compensation Committee, in its discretion, may provide that any Option is exercisable during its entire duration or during any lesser period of time.

         The option exercise price may be paid in cash or by check, in shares of Common Stock owned by the optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the Option or by means of a "cashless exercise" procedure in which a broker transmits to the Company the exercise price in cash, either as a margin loan or against the optionee's notice of exercise and confirmation by the Company that it will issue and deliver to the broker stock certificates for that number of Reserved Shares having an aggregate fair market value equal to the exercise price or agrees to pay the Option price to the Company in cash upon its receipt of stock certificates.

         Stock Appreciation Rights. The Compensation Committee may grant SARs to Participants as to such number of Reserved Shares and on such terms and conditions as it may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of an SAR, the holder is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of Reserved Shares for which the SAR is exercised, over the exercise price for such Reserved Shares under a related Option, or if there is no related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of an SAR agreement. Upon the exercise of an SAR related to an Option, the Option shall terminate as to the number of Reserved Shares for which the SAR is exercised.

         Stock Grants. The Compensation Committee may grant to Participants a number of shares of Common Stock determined in its discretion, subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a subsidiary before a stated time. Unlike holders of Options and SARs, a holder of Restricted Stock has the rights of a stockholder of the Company to vote and to receive payment of dividends on the Restricted Stock, unless the Compensation Committee specifies to the contrary in the award agreement.

         Effect of Certain Corporate Transactions. If while unexercised or otherwise unvested Options or Other Rights remain outstanding under the Plan the Company is subject to a Change of Control (as such term is defined in the Plan) or is liquidated, then, except as otherwise specifically provided to the contrary in any applicable agreement, (i) each such Option and SAR outstanding

                                      (16)
immediately prior to the effective time of such Change of Control or liquidation and held by an individual who is employed by the Company or a subsidiary within the 10-day period prior to the effective time of either such event shall become immediately exercisable upon such effective time with respect to all of the Reserved Shares subject to such Option or SAR, as the case may be, whether or not the Participant's rights under such Option or SAR would otherwise have been so fully exercisable at such time and (ii) each holder of shares of Restricted Stock outstanding immediately prior to the effective time of such Change of Control or liquidation who is employed by the Company or a subsidiary within the 10-day period prior to the effective time of either such event shall become fully vested upon such effective time with respect to such holder's ownership of such shares, whether or not such holder would otherwise have been so fully vested with respect to such shares at such time.

         Under the terms of the Plan, a "Change of Control" is deemed to have occurred in either of the following events: (i) if there has occurred a change in control that the Company would be required to report in response to Item 1 of a Current Report on Form 8-K as filed by the company with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act or, if such reporting obligation is no longer in effect, any regulations promulgated by the SEC or any successor agency pursuant to the Exchange Act or any successor statute that are intended to serve similar purposes; or (ii) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total number of votes that may be cast for the election of Directors of the company, and in the case of either (i) or (ii) above, the Company's Board of Directors has not consented to such event by a two-thirds vote of all of its members (unless there exists at such time an interested Stockholder, as that term is defined in the Company's Articles of Organization, in which case the affirmative vote of two-thirds of the Continuing Directors, as that term is defined in the Company's Articles of Organization, is also required). In addition, under the terms of the Plan, a Change in Control is also deemed to have occurred if as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale or other disposition of assets or any contested election of Directors of the Company or any combination of the foregoing transaction, the persons who were Directors of the Company before such transaction or related series of transactions cease to constitute a majority of the Board of Directors or of any board of directors of any successor institution.

         Further Amendments to the Amended and Restated 1998 Stock Incentive Plan. The Board of Directors may modify, revise or terminate the Plan at any time and from time to time, except that approval of the stockholders of the Company is required with respect to any amendment that: (i) materially increases the benefits accruing to Participants under the Plan or constitutes a
"modification" as that term is defined in Section 424 (or any successor provision) of the Code, if any such increase in benefits or modification would adversely affect either the availability to the Plan of the protections of
Section 16(b) of the Exchange Act, if applicable to the Company, or the qualification of the Plan or any Options for incentive stock option treatment under Section 422 of the Code; (ii) changes the number of Reserved Shares that may be issued either to any one Participant or in the aggregate; (iii) changes the class of persons eligible to receive Options or Other Rights; or (iv) otherwise requires stockholder approval under applicable law.

         The following description of the federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

         Tax Treatment of Options. A Participant realizes no taxable income when a NSO is granted. Instead, the difference between the fair market value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise, if the stock is not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. A Participant may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock is taxed as capital gain. The Company receives no tax deduction on the grant of a NSO, but is entitled to a tax deduction when the Participant recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the Participant.



                                      (17)

         Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the stock subject to an ISO over the exercise price. Provided that the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on the subsequent sale of the stock will be taxed as long-term capital gain. (Preferential rates of tax may apply to gains recognized upon the disposition of Common Stock held for more than 18 months.) If the stock is disposed of within a shorter period of time, the Participant will be taxed as if the Participant had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the ISO and its fair market value on its date of grant. The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the Participant recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the Participant's recognition of income.

         Tax Treatment of SARs. A Participant incurs no imputed income upon the grant of an SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he received at that time. If the Participant receives shares of Common Stock upon exercise of the SAR, the recipient incurs imputed income measured by the difference between the base amount set forth in the SAR agreement and the fair market value of the Common Stock at the exercise date (or, if at the exercise date the stock is subject to a substantial risk of forfeiture, at the date or dates on which such risk expires).

         Tax Treatment of Stock Grants. A person who receives a grant of Common Stock subject to restrictions generally will not recognize taxable income at the time the award is received, but will recognize ordinary compensation income when any restrictions constituting a substantial risk of forfeiture lapse. The amount of imputed income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed on the excess of the fair market value of the Restricted Stock at the time of grant over the amount (if any) paid for the Restricted Stock, notwithstanding the restrictions on the stock. Outright grants of Common Stock (i.e. grants without any restrictions) will result in ordinary compensation income to the Participant. All such taxable amounts are deductible by the Company at the time and in the amount of ordinary compensation income recognized by the Participant.

         Parachute Payments. Under certain circumstances, an accelerated vesting or granting of Options or Other Rights in connection with a Change of Control (as defined above) of the Company may give rise to an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a Participant may be subject to a 20% nondeductible federal excise tax and the Company may be denied an income tax deduction.

         Reasons for Board of Directors' Recommendation
         ----------------------------------------------

         The Board of Directors believes that compensation arrangements of employees and directors of the Company and its subsidiaries should match directly the strategy and organizational focus that the Company has established for achieving competitive success and higher profits and for maximizing shareholder returns. The Board of Directors believes that stock-based incentive compensation is a valuable method of tying performance to the creation of stockholder value over the long term, since the full benefit of the total compensation package cannot be realized unless an appreciation in the price of the Common Stock occurs over a number of years.

         At this time, all of the shares of Common Stock reserved for issuance or otherwise made available under the 1998 Stock Incentive Plan have been exhausted. The Board of Directors believes that the addition of 170,403 shares under the Plan (which represents approximately 5% of the number of outstanding shares of Common Stock as of the Record Date) is necessary for the Company to continue to attract and retain the high caliber of employees and directors required for the Company's continuing growth and success. As of the date of this Proxy Statement, there are 13 non-employee Directors, six executive officers (including three employee Directors) and 220 other employees, including other officers, who are eligible Participants under the Plan. The Company has experienced significant asset and employee growth over the last several years.

                                      (18)

When the 1998 Stock Incentive Plan was initially approved by the Company's stockholders in May 1998, there were a total of 14 Directors (including three employee Directors) and 125 employees (including employee Directors, executive officers and other officers) who were eligible Participants under the 1998 Stock Incentive Plan.

         The Common Stock is not listed or otherwise qualified for trading on any stock exchange or other market system. The Board of Directors believes, based upon a valuation analysis performed by an outside financial adviser in January 2001, that the current fair market value of the Common Stock is $13.44. The most recent trade between two private, unaffiliated parties involving the Common Stock, of which the Company is aware, was completed at a price of $18.00 per share.

         No grants of Options or Other Rights have been made under the Plan that are contingent on stockholder approval of the proposed amended and restated version of the 1998 Stock Incentive Plan. As of February 28, 2001, there were Options to purchase 151,620 shares outstanding under the 1998 Stock Incentive Plan.

Recommendation of Directors

         The Board of Directors recommends that the Amended and Restated 1998 Stock Incentive Plan be approved, and therefore recommends a vote FOR this proposal. Proxies solicited by the Board of Directors will be so voted in the absence of a direction to the contrary.



                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001.

         The Company is not required to submit the ratification and approval of the Board of Directors' appointment of independent auditors to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG LLP, the Board of Directors may consider the vote and the reasons therefor in future decisions on its appointment of independent auditors.

         Representatives of KPMG LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

         Audit Fees
         ----------

         The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2000 and the review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q as filed with the SEC during the year ended December 31, 2000 totaled $67,000.

         Financial Information Systems Design and Implementation Fees
         ------------------------------------------------------------

         There were no fees billed by KPMG LLP to the Company for financial systems design and implementation fees (as such fees are described in Paragraph
(c)(4)(ii) of the SEC's Regulation S-X) for the year ended December 31, 2000.

         All Other Fees
         --------------

         The aggregate fees billed to the Company for all other services rendered by KPMG LLP for the year ended December 31, 2000, which were composed exclusively of fees for tax services, totaled $12,950.

         The Audit Committee has determined that the provision of other services by KPMG LLP in addition to the services described above under the heading "Audit Fees" is compatible with maintaining the independence of KPMG LLP.



                                      (19)

Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the ratification of the Board of Directors' appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.



                              STOCKHOLDER PROPOSALS

         Under applicable rules of the SEC, proposals of stockholders of the Company intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company no later than November 18, 2001 to be included in the Company's proxy statement and form of proxy relating to that meeting. If the 2002 annual meeting of stockholders is advanced or delayed by more than 30 days from the date of the Annual Meeting, the date by which stockholder proposals to be presented at the 2002 meeting must be received by the Company to be included in the Company's proxy statement and form of proxy relating to that meeting will change from the date indicated in the preceding sentence. If this occurs, the Company will inform stockholders of such change by including a notice to such effect in its earliest possible quarterly report on Form 10-Q as filed by the Company with the SEC.

         In addition to the foregoing SEC rules, pursuant to the Company's articles of organization and by-laws, any stockholder wishing to have any Director nomination or stockholder proposal considered at the Annual Meeting (although not otherwise included in this Proxy Statement) must provide written notice of such nomination or proposal to the Clerk of the Company in accordance with the requirements of the articles of organization and by-laws of the Company at its principal executive offices by no later than April 2, 2001.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file. To the Company's knowledge, based solely on information furnished to the Company for the year ended December 31, 2000, all such persons have complied with the applicable Section 16(a) reporting requirements for such year.



                                  OTHER MATTERS

         Shares represented by proxies in the enclosed form will be voted as stockholders direct. Properly executed proxies that contain no directions to the contrary will be voted (1) FOR the election of the five nominees to serve as Directors of the Company, (2) FOR the approval of the Company's Amended and Restated 1998 Stock Incentive Plan, which would increase the number of shares available under the plan by 170,403 shares, and (3) FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.



                           ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K (without exhibits) is included with the Company's Annual Report to Stockholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Arnold S. Lerner, Clerk.



                                      (20)

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 27, 2001






































































                                      (21)

                                    EXHIBIT A

                            ENTERPRISE BANCORP, INC.

            Charter of the Audit Committee of the Board of Directors
            --------------------------------------------------------

I.       Audit Committee Purpose

           The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

               o Monitor the integrity of the Company's external financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance.

               o Monitor the independence and performance of the Company's independent auditors and internal auditors.

               o Provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors.

               The  Audit   Committee   has  the   authority   to  conduct   any
               investigation it deems appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

               Enterprise Bancorp, Inc. stock is not listed or quoted on any of the exchanges. The Board has chosen to comply with standards of independence and financial literacy of the New York Stock Exchange (NYSE) and will uniformly apply those requirements to all Audit Committee members.

               The Audit Committee shall be comprised of at least three and up to six directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship, as defined below, that would interfere with the exercise of his or her independent judgment.

               Independence is defined by the Board, and in accordance with NYSE rules, as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following restriction shall apply to every audit committee member:

               (a) Employees.   A  director   who  is  an  employee   (including
                   non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

               (b) Business  Relationship.  A  director  (i)  who is a  partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, (ii) who has a direct business relationship with the Company, may serve on the Audit Committee only if the Company's Board of Directors determines, in its business judgment, that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

               (c) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on the corporation's compensation committee may not serve on the Audit Committee.

               (d) Immediate  Family.  A  director  who is an  immediate  family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. Immediate family includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such a person's home.

               All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

               Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated by the Board, or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

               The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Management shall prepare and the Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet at least annually, separately with management, the internal auditors, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed in the absence of the other parties. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

               In addition, the Committee, or at least its Chair, should communicate with the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures, when necessary. Communication would be necessary if matters are identified during the interim review which would need to be communicated under SAS 61, the independent auditor must communicate them to the Audit Committee or be satisfied that they have been communicated to the Audit Committee by management.

III. Audit Committee Responsibilities and Duties

     The Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

     The following functions shall be the common recurring activities of the committee in carrying out its oversight function. These functions are set

                                      (2)
     forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     A.   Review Procedures

          1. Review and reassess the adequacy of the Charter at least annually. Submit the Charter to the Board of Directors for approval and include a copy of the Charter as an appendix to the proxy statement at least once every three years in accordance with SEC regulations.

          2. Review the Company's annual financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

          3. In consultation with the Compliance Officer, management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors, the internal auditors and the Compliance Officer together with management's responses including the status of previous recommendations.

          4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA Statement on Auditing Standards (SAS) 61, Communication with Audit Committees (see item 9 below). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     B.   Independent Auditors

          5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors, through approval in the minutes, the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          6. Approve the fees and other significant compensation to be paid to the independent auditors.

          7. On an annual basis, the Committee will review and discuss with the independent auditors all significant relationships they have with the company that could impair the auditors' independence.

          8.   Review the independent auditors' audit plan and engagement letter
               - discussion should include scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

          9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain maters required to be communicated to audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

               o    The  auditors'   responsibility   under  Generally  Accepted
                    Auditing Standards (GAAS);

               o    Significant accounting policies;

               o    Management judgments and accounting estimates;

               o    Significant audit adjustments;

               o Other information in documents containing audited financial statements;


                                      (3)

               o    Disagreements   with   management  -  including   accounting
                    principles, scope of audit, disclosures;

               o    Consultation with other accountants by management;

               o    Major issues  discussed with management  prior to retention;
                    and

               o    Difficulties encountered in performing the audit.

          10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          11. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

          12.  Discuss  with  the  independent   auditors  the  clarity  of  the
               financial disclosure practices used or proposed by the Company.

          13. Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

     C.   Internal Audit Department and Regulatory Compliance

          14.  Review   the   audit   plan,   changes   in   plan,   activities,
               organizational structure and qualifications of the internal auditors, on an annual basis or more frequently as needed.

          15.  Recommend changes to audit personnel as needed.

          16.  Review  significant   reports  prepared  by  the  internal  audit
               department together with management's response and follow-up to these reports.

          17. As needed, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     D.   Other Audit Committee Responsibilities

          18. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in Company's annual proxy statement. This report should state whether the Committee has:

               (1) reviewed and discussed the audited financial statements with management;

               (2) discussed with the independent auditors the matters required to be discussed by SAS 61; and

               (3) received certain disclosures from the auditors regarding their independence as required by Independent Standards Board (ISB); and

               (4) recommended to the Board to include the audited financial statements in the annual report filed with the SEC.

          19. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

          20. Maintain minutes of meetings and periodically report, through minutes, to the Board of Directors on significant results of the foregoing activities.

          21. Annually approve the following policies: Bank Secrecy, Bank Security, Bank Bribery/Code of Ethics, Wire transfer, Check Cashing, Disaster Recovery and Compliance policies.

                                      (4)

                            ENTERPRISE BANCORP, INC.
                                      PROXY

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1 through
3. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1 through 3.

Name:
     ---------------------------------------------------------------------------

No. of Shares Represented by Proxy:         [X] Please mark your votes this way.
                                   --------

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) Richard W. Main and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts, on Tuesday, May 1, 2001, at 4:00 P.M. as specified herein as to each of the proposals 1 through 3 below:

Proposal 1:  Election of Directors            For All        Withheld from All
                                              Nominees          Nominees
Walter L. Armstrong, George L. Duncan,          [   ]             [   ]
John P. Harrington, CharlesP. Sarantos
and Michael A. Spinelli

[  ]     FOR ALL NOMINEES except as noted below (write name(s) of nominee(s) in the space provided below):
----------------------------------------------------------------------------------------------------------------------------
                                                                  For              Against            Abstain
Proposal 2:    Approval of the Company's Amended and Restated     [   ]            [   ]              [   ]
               1998 Stock Incentive Plan

                                                                  For              Against            Abstain
Proposal 3:    Ratification of appointment of KPMG LLP as the     [   ]            [   ]              [   ]
               Company's independent auditors for the fiscal
               year ending December 31, 2001

By execution and delivery of this proxy, the undersigned acknowledge(s) and agree(s) that the proxies named herein are authorized to vote, in their discretion and in accordance with their best judgment, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

                 I plan to attend the Meeting                 [   ]
                 Mark here for address change                 [   ]
                 Please note address change to the right


Signature                            Date            Signature                            Date
         ---------------------------      ------              ---------------------------      ------

Please date and sign exactly as name appears herein and return in the enclosed envelope. When shares are held by joint owners, both should sign. Executors, administrators, trustees and others signing in a representative capacity should give their full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.